UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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DULUTH HOLDINGS INC.

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DULUTH HOLDINGS INC.

201 East Front Street

Mount Horeb, Wisconsin 53572

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO

BE RECONVENED ON JULY 13, 2020

The following press release relates to the proxy statement (the “Proxy Statement”) of Duluth Holdings Inc. (the “Company”) dated April 8, 2020, which was furnished to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”). In accordance with the Company’s bylaws and Wisconsin law, the Chairman of the Company intends to convene and immediately adjourn the Annual Meeting initially scheduled for May 21, 2020. The Chairman of the Company will then formally reconvene the Annual Meeting on July 13, 2020.

Duluth Holdings, Inc. To Reconvene 2020 Annual Meeting of

Shareholders to July 13, 2020 Due to COVID-19 Concerns

MOUNT HOREB, Wis., April 24, 2020 (GLOBE NEWSWIRE) — Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s casual wear, workwear and accessories, today announced the Company plans to reconvene its 2020 Annual Meeting of Shareholders to July 13, 2020 to reflect public health concerns relating to the COVID-19 pandemic as well as recent government actions, including the ‘Safer at Home’ order extended until May 26, 2020 in the state of Wisconsin, where the Company is domiciled.

In accordance with the Company’s bylaws and Wisconsin law, the Chairman of Duluth Trading intends to convene and immediately adjourn the Annual Meeting initially scheduled for May 21, 2020. There will be no further business conducted on May 21, 2020. The Chairman will then formally reconvene the Annual Meeting on July 13, 2020.

The July 13th Annual Meeting will be held at the headquarters of Duluth Trading, 201 East Front Street, Mount Horeb, Wisconsin 53572, at 8:30 a.m., Central Time. All shareholders of record are welcomed to attend the July 13 meeting, pending any further restrictions due to the coronavirus.

As described in the 2020 proxy statement, you are entitled to vote on matters presented at the Annual Meeting if you were a shareholder as of the close of business on March 13, 2020, the record date for the Annual Meeting. The deadline for proxy voting will be extended to 1:00 a.m., Central Time, on July 13, 2020. Please vote and submit your proxy by one of the methods described in the Important Notice Regarding the Availability of Proxy Materials or the 2020 proxy statement. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in date and may continue to be used to vote your shares in connection with the Annual Meeting.

For proxy voting information, please visit www.envisionreports.com/DLTH.

About Duluth Trading

Duluth Trading is a rapidly growing lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience. Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and our products are sold exclusively through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at http://www.duluthtrading.com/

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading’s plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein are forward-looking statements. You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading’s current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading’s control. Duluth Trading’s expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 20, 2020, and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

Donni Case (310) 622-8224

Margaret Boyce (310) 622-8247

Financial Profiles, Inc.

Duluth@finprofiles.com